Exhibit 99.01

Zenobia Austin	Robert Nachbar	Ken Tinsley
Public Relations	Public Relations	Investor Relations
Opsware Inc.	Barokas Public Relations	Opsware Inc.
408-212-5220	206-344-3140	408-212-5241
zenobia@opsware.com	robert@barokas.com	ktinsley@opsware.com

OPSWARE INC. REPORTS FIRST QUARTER RESULTS

Sunnyvale, CA – May 26, 2004 – Opsware Inc. (NASDAQ: OPSW), the leading provider of IT automation and utility computing software, today reported results for its first quarter ended April 30, 2004.

Net revenue, which is mostly recognized ratably, totaled $7.3 million for the quarter ended April 30, 2004, up from $6.2 million in the prior quarter.

During the first quarter, the company generated cash flow from operations of approximately $1.1 million, the fourth consecutive quarter that the company has reported positive cash flow from the software business.

GAAP net income for the quarter was approximately $2.0 million and included a non-recurring gain of $4.3 million relating to the former managed services business. GAAP net income also included a non-recurring, non-cash charge of $610 thousand relating to the acquisition of Tangram Enterprise Solutions. Excluding these items, pro forma net loss was $(1.7) million or $(0.02) per share. A reconciliation between net income on a GAAP basis and pro forma net loss is provided in a table immediately following the Condensed Consolidated Statements of Operations attached to this release.

“The explosion in the number of servers and applications running in corporations and government agencies is causing huge security, quality and cost problems in IT and CIO’s are turning to Opsware for the answer,” said Ben Horowitz, Opsware’s president and CEO. “The market for our software in this new category is developing well and demand for Opsware is fueling our anticipated 100% revenue growth this year.”

The company also announced that it has settled its litigation with Qwest.

The company will provide additional detail on its financial results and forward looking guidance related to its business and financial condition on the conference call referenced below.

About the Conference Call

Opsware will host a conference call on Wednesday, May 26, 2004 beginning at 1:30 p.m. PT to detail today’s announcement. Interested parties may access the conference call by dialing (913) 981-5559. A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Opsware Inc. (NASDAQ: OPSW)

Opsware Inc. is the world’s leading IT automation and utility computing software company. The growth of the Internet is driving a shift from client/server computing to Web architecture. With this shift comes an overwhelming proliferation of servers and applications, creating massive complexity that makes an automated IT model a necessity. The Opsware System automates the complete IT lifecycle and delivers utility computing by enabling IT to automatically provision, patch, configure, secure, change, scale, audit, recover, consolidate, migrate, and reallocate servers and applications. Over 250 of the world’s largest companies, outsourcers and government agencies use Opsware to deliver this new, automated model of IT. For more information on Opsware Inc., please visit our Web site at www.opsware.com.

This press release contains forward-looking statements regarding the growth of our revenue, the market for our software and our opportunities in that market. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that our experience operating as a software company is limited, that there is unproven demand for our Opsware automation software, that we may not release our software products on time and that these products may not perform as described or as hoped, and that future revenue from sales of Opsware automation software is uncertain. More information about these and other factors that could affect our business and financial results is included in our Form 10-K filed with the SEC on April 15, 2004 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Forms 10-Q and 8-K that we file during the fiscal year.

Opsware is a service mark and trademark of Opsware Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

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OPSWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2004	January 31, 2004
	(unaudited)	(A)
ASSETS
Current assets:
Cash and cash equivalents	$57,908	$55,205
Accounts receivable, net	3,827	1,687
Prepaid expenses and other current assets	3,504	3,216

Total current assets	65,239	60,108
Property and equipment, net	3,621	3,777
Restricted cash	2,911	2,911
Prepaid rent	2,803	3,001
Other assets	740	1,010
Intangibles, net	5,137	—
Goodwill	3,575	—

Total assets	$84,026	$70,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$967	$330
Accrued data center facilities costs	2,570	6,850
Other accrued liabilities	3,392	3,594
Advances from customers	3,989	4,235
Deferred revenue, current portion	9,409	4,716
Accrued restructuring costs, current portion	514	478
Capital lease obligations, current portion	12	23

Total current liabilities	20,853	20,226
Deferred revenue, net of current portion	702	1,202
Accrued restructuring costs, net of current portion	2,026	2,154

Commitments and contingencies

Stockholders’ equity:
Common stock	83	82
Additional paid-in capital	520,037	509,202
Notes receivable from stockholders	(127)	(328)
Deferred stock compensation	(293)	(462)
Accumulated deficit	(459,256)	(461,273)
Accumulated other comprehensive income	1	4

Total stockholders’ equity	60,445	47,225

Total liabilities and stockholders’ equity	$84,026	$70,807

(A)	The balance sheet at January 31, 2004 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended April 30,
	2004	2003
	(unaudited)
Revenues:
License revenue	$5,428	$1,833
Services revenue	1,910	708

Net revenues	7,338	2,541

Cost and expenses:
Cost of license revenue	46	4
Cost of services revenue*	1,667	939
Cost of developed technology	138	—
Research and development*	2,587	2,184
Sales and marketing*	3,068	2,009
General and administrative*	1,395	2,149
In-process research and development charges	610	—
Restructuring costs (recoveries), net	(150)	846
Amortization of intangibles	122	—
Amortization (reversal) of deferred stock compensation	(122)	58

Total cost and expenses	9,361	8,189

Loss from operations	(2,023)	(5,648)

Gain on sale of assets and liabilities from Managed Services Business	4,280	66
Interest and other income (expense), net	133	1,725

Income (loss) before income taxes	2,390	(3,857)

Provision for income taxes	373	14

Net income (loss)	$2,017	$(3,871)

Basic net income (loss) per share	$0.02	$(0.05)

Diluted net income (loss) per share	$0.02	$(0.05)

Shares used in computing basic net income (loss) per share	82,051	74,308

Shares used in computing diluted net income (loss) per share	89,542	74,308

*	Excludes amortization (reversal) of deferred stock compensation of the following (1):

Cost of services revenue	$(175)	$55
Research and development	32	105
Sales and marketing	1	57
General and administrative	20	(159)

Total amortization (reversal) of deferred stock compensation	$(122)	$58

(1)	Given the non-cash nature of the expense, we believe presenting amortization (reversal) of deferred stock compensation in a separate line item more accurately reflects the results of our individual operating categories.

A reconciliation between net income (loss) on a GAAP basis and pro forma net loss is as follows:

	Three Months Ended April 30,
	2004	2003
	(unaudited)
GAAP net income (loss)	$2,017	$(3,871)
In-process research and development charges (2)	610	—
Gain on sale of assets and liabilities from Managed Services Business (3)	(4,280)	—

Pro forma net loss	$(1,653)	$(3,871)

GAAP diluted net income (loss) per share	$0.02	$(0.05)
Pro forma net loss per share	$(0.02)	$(0.05)

(2)	Given that this entry relates to the one time charge in connection with the acquisition of Tangram, we believe that the pro forma net loss, which excludes the effect of this entry more accurately reflects the operating activities of the software business. Management believes that this provides investors with an alternative method for assessing the company’s operations in a manner that is focused on our core business.
(3)	Given that the reversal of this accrual relating to the company’s managed services business is a one time event in connection with our settlement of litigation with Qwest Communications, we believe that the pro forma net loss, which excludes the effect of this reversal more accurately reflects the operating activities of the software business. Management believes that this provides investors with an alternative method for assessing the company’s operations in a manner that is focused on our core business.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended April 30,
	2004	2003
Operating activities:
Net income (loss)	$2,017	$(3,871)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	593	761
Amortization of intangibles	260	—
Non-cash charges (benefit) related to equity transactions	(248)	21
Amortization (reversal) of deferred stock compensation	(122)	58
Recovery on disposal of property and equipment	(6)	(140)
In process research and development charges	610	—
Changes in operating assets and liabilities:
Accounts receivable	(453)	(3,012)
Prepaid expenses, other current assets and other assets	(278)	(658)
Prepaid rent	198	—
Accounts payable	314	(29)
Accrued data center facilities costs	(4,280)	—
Other accrued liabilities	(996)	(1,074)
Advances from customers	(246)	(1,298)
Deferred revenue	3,828	3,076
Accrued restructuring costs	(92)	502

Net cash provided by (used in) operating activities	1,099	(5,664)

Investing activities:
Net cash provided by (used in) investing activities	42	(158)

Financing activities:
Net cash provided by financing activities	1,562	593

Net increase (decrease) in cash and cash equivalents	2,703	(5,229)
Cash and cash equivalents at beginning of period	55,205	63,162

Cash and cash equivalents at end of period	$57,908	$57,933

Supplemental disclosures of cash flow information
Cash paid for interest	$1	$2
Supplemental schedule of non-cash investing and financing activities
Cancellation of stockholders’ notes receivable	$13	$13